SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 23, 2005

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

ITEM 2.02 Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 23, 2005, OmniVision Technologies, Inc. (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended April 30, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

ITEM 8.01 Other Events.

On June 21, 2005, the Company’s Board of Directors authorized the repurchase of up to $100 million of its outstanding common stock from time to time in the open market. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations. The announcement of the stock repurchase is included in the press release attached hereto as Exhibit 99.1.

On June 22, 2005, the Company received a letter from the Securities and Exchange Commission stating that the Commission has terminated its informal inquiry into certain matters and that no enforcement action has been recommended. The announcement of the termination of such informal inquiry is included in the press release attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release, dated June 23, 2005, of OmniVision Technologies, Inc. announcing its financial results for its fourth fiscal quarter and fiscal year ended April 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2005

OmniVision Technologies, Inc.

By:	/S/ SHAW HONG
Shaw Hong
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated June 23, 2005, of OmniVision Technologies, Inc. announcing its financial results for its fourth fiscal quarter and fiscal year ended April 30, 2005.